                                           EXHIBIT 11

                                GATEWAY GATHERING SYSTEMS, INC.

                    STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


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

                                                   Three Months Ended        Nine Months Ended
                                                       November 30              November 30
                                                 -----------------------   -----------------------
                                                   1995         1994         1995        1994
                                                 ----------   ----------   ----------   ----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    OUTSTANDING                                  26,036,081   19,777,267   23,127,623   19,287,707
ADD SHARES ISSUABLE ASSUMING CONVERSION
    OF SERIES C PREFERRED STOCK INTO
    COMMON STOCK                                    140,625      124,375      140,625      118,958
                                                 ----------   ----------   ----------   ----------
TENTATIVE NUMBER OF SHARES FOR COMPUTATION
    OF PRIMARY EARNINGS PER SHARE                26,176,706   19,901,642   23,268,248   19,406,665


    ADD ADDITIONAL DILUTIVE SHARES ISSUABLE
    ASSUMING CONVERSION OF SERIES B, G, J,
    K, L, M & N PREFERRED STOCK INTO COMMON
    STOCK (1)                                              0           0            0            0
                                                  ----------  ----------   ----------   ----------
TENTATIVE NUMBER OF SHARES FOR COMPUTION
    OF FULLY DILUTED EARNINGS PER SHARE           26,176,706  19,901,642   23,268,248   19,406,665
                                                  ----------  ----------   ----------   ----------
                                                  ----------  ----------   ----------   ----------
LOSS APPLICABLE TO COMMON STOCK FOR
    PURPOSES OF COMPUTING PRIMARY EARNINGS
    PER SHARE                                       (483,500)  ($235,000) ($1,426,200)   ($263,600)
    ADD PROVISION FOR PREFERRED DIVIDENDS
      RELATING TO CONVERTIBLE PREFERRED STOCK              0           0            0            0
                                                   ---------   ---------   ----------   ----------
NET EARNINGS FOR COMPUTATION OF FULLY
    DILUTED EARNINGS PER SHARE                     ($483,500)  ($235,000) ($1,426,200)   ($263,600)
                                                  ----------  ----------   ----------   ----------
                                                  ----------  ----------   ----------   ----------
EARNINGS PER COMMON SHARE - PRIMARY,
    INCLUDING COMMON STOCK EQUIVALENTS                ($0.02)     ($0.01)      ($0.06)      ($0.01)
                                                  ----------  ----------   ----------   ----------
                                                  ----------  ----------   ----------   ----------

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